Exhibit 10.3

EXECUTION COPY

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such omissions are designated as ***.

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of September 30, 2008 (this “Agreement”), is entered into by and among Unigene Laboratories, Inc. (“Principal Borrower”), Victory Park Management, LLC (“Victory Park”), as the collateral agent (the “Collateral Agent”), the holders of the Notes (the “Holders”), the holders of the Shares (the “Lenders” and together with Victory Park and the Holders, the “Secured Parties”) and each Person which becomes a party hereto pursuant to the joinder provisions of Section 20 hereof (hereinafter Principal Borrower and such other Persons are collectively referred to as the “Obligors” or individually referred to as an “Obligor”).

WHEREAS:

A. Pursuant to that certain Financing Agreement entered into by and among the Obligors and the Secured Parties dated as of even date herewith (as modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Financing Agreement”) the Holders have agreed to purchase those certain Senior Secured Notes issued by the Obligors to the Holders due September 30, 2011 (or other date as set forth therein) in the original aggregate principal amount of $15,000,000 (as the same may be amended from time to time, the “Initial Notes”) and may purchase additional Senior Secured Notes issued by the Obligors to the Holders in the original aggregate principal amount of up to $5,000,000 (together with the Initial Notes, the “Notes”), from the Obligors.

B. Pursuant to the Financing Agreement, the Lenders have agreed to purchase 1,125,000 shares of common stock, par value $0.01 per share, of Principal Borrower (the “Initial Shares”), and may purchase up to 375,000 additional shares of common stock, par value $0.01 per share, of Principal Borrower (together with the Initial Shares, the “Shares”), from Principal Borrower.

D. Pursuant to that certain Registration Rights Agreement entered into by and among Principal Borrower and the Lenders dated as of even date herewith (as modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Registration Rights Agreement”), Principal Borrower has agreed to provide the Lenders with certain registration rights with respect to the Shares.

E. In order to secure the payment of Principal Borrower under the Notes and as an inducement to the Holders to purchase the Notes, and in order to secure the performance of Principal Borrower under the Registration Rights Agreement and as an inducement to the Lenders to purchase the Shares, Principal Borrower has agreed to enter into this Agreement for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in the UCC shall have the respective meanings given such terms in the UCC (and if such terms are defined in more than one article of the UCC, such terms shall have the meaning given in Article 9 thereof), and capitalized terms not otherwise defined herein shall have the meaning given to them in the Financing Agreement or the Notes, as applicable.

(a) “Collateral” means the following property of the Obligors, whether presently owned or existing or hereafter acquired or coming into existence and wherever located, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer thereof and of insurance covering the same and of any tort claims in connection therewith:

(i) all Accounts, Deposit Accounts, Instruments, Documents, Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), Goods (including Inventory, Equipment, Fixtures and Motor Vehicles), Money, Payment Intangibles, Software, customer lists and other General Intangibles and all Letter-of-Credit Rights;

(ii) the shares of common stock and preferred stock, or partnership, membership and other ownership interests, now or hereafter owned by the Obligors (other than any ownership interests owned by the Obligors in Unigene U.K. Limited) (collectively, the “Pledged Equity”), provided, however that the foregoing shall not include shares of common stock, preferred stock or other ownership interests of a Controlled Foreign Corporation that exceeds 66% of the total combined voting power of all classes of such stock or other ownership interest entitled to vote and all certificates evidencing the same, together with, in each case, all shares, securities, monies or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity (the Pledged Equity, together with all other certificates, shares, securities, properties, ownership interests, or moneys, dividends, distributions, returns of capital subscription, warrants, rights or options as may from time to time be pledged hereunder pursuant to this clause being herein collectively called the “Equity Collateral”);

(iii) all Investment Property, Financial Assets and Securities Accounts not covered by the foregoing clauses (i) and (ii);

(iv) all Intellectual Property;

(v) all commercial tort claims now or hereafter described on Schedule C hereto;

(vi) all other tangible and intangible property of the Obligors, including all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligors or any computer bureau or service company from time to time acting for the Obligors; and

(vii) all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

(b) “Controlled Account” means the bank accounts (including, without limitation, all Deposit Accounts and Securities Accounts) of the Obligors, including without limitation those set forth on Schedule F hereto, but excluding any accounts used exclusively to fund payroll or any accounts with an average monthly balance of less than $10,000.

(c) “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the United States Internal Revenue Code of 1986, as amended from time to time.

(d) “Copyright Licenses” shall mean any and all agreements, licenses and covenants to which an Obligor is a party providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue with respect to a Copyright (whether such Obligor is licensee or licensor thereunder).

(e) “Copyrights” shall mean all United States and foreign copyrights owned by an Obligor (including community designs), including but not limited to copyrights in software (if any) and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

(f) “Event of Default” shall have the meaning ascribed in the Financing Agreement.

(g) “Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trade Secrets, the Trade Secret Licenses, the Trademarks and the Trademark Licenses.

(h) “Obligations” shall have the meaning ascribed in the Financing Agreement.

(i) “Patent Licenses” means all agreements, licenses and covenants to which an Obligor is a party providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue with respect to a Patent (whether such Obligor is licensee or licensor thereunder).

(j) “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing owned by an Obligor, including, but not limited to: (i) all registrations and applications therefor, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(k) “Permitted Liens” shall have the meaning ascribed in the Financing Agreement (excluding clause (i) of the definition thereof).

(l) “Requirements of Laws” means any U.S. federal, state and local, and any non-U.S. laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority and applicable to an Obligor.

(m) “Trade Secret Licenses” shall mean any and all agreements to which an Obligor is a party providing for the granting of any right in or to Trade Secrets (whether such Obligor is licensee or licensor thereunder).

(n) “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how owned by an Obligor whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and Proceeds of suit.

(o) “Trademark Licenses” means any and all agreements, licenses and covenants to which an Obligor is a party providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence with respect to a Trademark (whether such Obligor is licensee or licensor thereunder).

(p) “Trademarks” means United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature owned by an Obligor, all registrations and applications for any of the foregoing including, but not limited to: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

(q) “Unasserted Contingent Obligations” means Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding Obligations (i) in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation and (ii) owing under the Registration Rights Agreement) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

2. GRANT OF SECURITY INTEREST. As an inducement for the Secured Parties to purchase the Notes and the Shares and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Obligor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE OBLIGOR. Each Obligor represents and warrants to, and covenants and agrees with, the Collateral Agent for the benefit of the Secured Parties as follows:

(a) Such Obligor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Obligor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Obligor and no further action is required by such Obligor.

(b) Such Obligor has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

(c) Such Obligor is the sole owner of the Collateral (except for non-exclusive licenses granted by such Obligor in the ordinary course of business), and, except for the Permitted Liens and liens in favor of the Secured Parties, such Collateral is free and clear of any liens, security interests, encumbrances, rights or claims, and such Obligor is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those filed in favor of the Secured Parties) covering or affecting any of the Collateral except for the Permitted Liens and liens in favor of the Secured Parties. So long as this Agreement shall be in effect, such Obligor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement and except those arising from the Permitted Liens).

(d) No part of the Intellectual Property constituting Collateral has been judged invalid or unenforceable. Except as disclosed in the Schedules to the Loan Agreement, no written claim has been received that any Intellectual Property or such Obligor’s use of any Collateral violates the intellectual property rights of any third party. There has been no adverse decision to such Obligor’s claim of ownership rights in or rights to use the Collateral in any jurisdiction or to such Obligor’s right to keep and maintain such Collateral in full force and effect, and, except as disclosed in the Schedules to the Loan Agreement, there is no proceeding pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority contesting or challenging the validity, scope or enforceability of, or an Obligor’s ownership of or right to use such Collateral.

(e) Such Obligor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Collateral Agent at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of each of the Secured Parties a valid, perfected and continuing perfected first priority (except for the Permitted Liens) Lien in the Collateral.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in clause (g) below with respect to Collateral that may be perfected by such filing and upon the timely effecting of actions required by applicable law to perfect security interests in other Collateral which actions shall be taken by such Obligor (including, without limitation, the transfer of possession of original certificated securities together with appropriate transfer instruments and the delivery of deposit account control agreements), a perfected first priority (except for the Permitted Liens) Lien in such Collateral.

(g) Such Obligor hereby authorizes each of the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interest with the filing and recording agencies in any jurisdiction deemed necessary or desirable in the sole and absolute discretion of the Collateral Agent, and to file the Intellectual Property Security Agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office as appropriate. Without limiting the foregoing, each Obligor authorizes the Collateral Agent to file the UCC financing statement naming such Obligor as debtor set forth on Exhibit B hereto.

(h) The execution, delivery and performance of this Agreement by such Obligor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing such Obligor’s debt or otherwise) to which such Obligor is a party or by which any property or asset of such Obligor is bound or affected. No consent (including, without limitation, any consent from any holder of stock or other type of ownership interest, any creditors, or any Governmental Authority that currently regulates the business of such Obligor) is required for such Obligor to enter into and perform its obligations hereunder.

(i) Such Obligor shall at all times maintain the Liens and Security Interest provided for hereunder as valid and perfected first priority (except for Permitted Liens) Liens and Security Interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 13 hereof. Such Obligor hereby agrees to defend the same against any and all persons except for the Secured Parties. Such Obligor shall safeguard and protect all Collateral for the account of the Secured Parties; provided that an Obligor may, upon 60 days’ prior written notice to the Collateral Agent, permit to lapse, or become abandoned, cancelled or expired, items of Intellectual Property (other than items of Intellectual Property relating to any project or development that has progressed into or beyond phase one) that an Obligor determines, in the exercise of its reasonable business judgment, have no material value to the business of such Obligor. Each Obligor irrevocably authorizes the Secured Parties at any time and from time to time to file in any filing office in any jurisdiction any initial financing statement or amendment thereto that indicates the collateral as “all assets” or “all personal property” of such Obligor or words of similar effect. Such Obligor will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, such Obligor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and such Obligor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(j) Except for the Permitted Liens and as expressly permitted under the Financing Agreement, such Obligor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent.

(k) Such Obligor shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order, and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage or otherwise prohibited by any applicable Requirement of Law.

(l) Such Obligor shall, within three (3) Business Days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect on the value of the Collateral or on the Secured Parties’ Lien thereon.

(m) Such Obligor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, fixture filings, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as any Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral or any additional collateral, including, without limitation, the execution and delivery of separate mortgages and fixture filings, which shall be satisfactory to the Secured Parties in their sole discretion for real or personal property interest.

(n) Such Obligor shall permit the Secured Parties and their representatives and agents to inspect the Collateral and to make copies of records pertaining to the Collateral in accordance with the terms of the Financing Agreement.

(o) Such Obligor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(p) Such Obligor shall within three (3) Business Days notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Obligor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(q) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of such Obligor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(r) Such Obligor shall, and shall cause its Subsidiaries to, at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights, permits, licenses and franchises material to their businesses.

(s) Such Obligor will not change its name, corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) Business Days prior written notice to the Collateral Agent of such change and, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority (except for Permitted Liens) Security Interest granted and evidenced by the Security Documents.

(t) Such Obligor may not consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent, which shall not be unreasonably withheld.

(u) Such Obligor may not relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected first priority (except for Permitted Liens ) Security Interest granted and evidenced by the Security Documents.

(v) Such Obligor’s exact legal name and jurisdiction of organization is set forth in the introduction paragraph of this Agreement.

(w) With respect to the Pledged Companies (as set forth in Schedule D):

(i) The Obligors shall deliver, or cause to be delivered, all certificates or instruments representing or evidencing the Pledged Equity of the Pledged Companies to the Collateral Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and each Obligor agrees to execute and deliver, or cause to be executed and delivered, to the Collateral Agent with respect to each Pledged Company a Consent, in the form attached hereto as Exhibit A-1, and a Pledge Instruction, in the form attached hereto as Exhibit A-2 and by this reference each made a part hereof. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Obligor, after the occurrence of any Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of such Pledged Equity with respect to such Pledged Companies. The Collateral Agent shall also have the right at any time, in connection with exercising its rights hereunder, to exchange certificates or instruments, if any, representing or evidencing such Pledged Equity for certificates or instruments of smaller or larger denominations provided that the aggregate number of interests on such certificates or instruments issued in exchange thereof shall not exceed the number of interests pledged by the Obligors in the Pledged Companies;

(ii) in addition, all other steps necessary or advisable under any applicable law to be taken in order to perfect the first priority (except for Permitted Liens ) Security Interest granted free from adverse claims hereunder shall be taken by or on behalf of each Obligor, including without limitation, any notation on any certificate or instrument representing the Pledged Equity of the Pledged Companies and any notation on any share register or similar document or Instrument;

(iii) upon the proper filing of UCC financing statements, which have been delivered to the Collateral Agent for filing with the Secretary of State of the jurisdiction of such Obligor’s organization or formation, and/or upon delivery to the Collateral Agent of certificates representing the Pledged Equity of the Pledged Companies and the taking of any other steps that may be required in accordance with this Section 3(w) or otherwise, the pledge of Pledged Equity of the Pledged Companies pursuant to this Agreement creates a valid and perfected first priority (except for Permitted Liens) Security Interest free from adverse claims in the Equity Collateral in respect of the Pledged Companies securing the payment of the Obligations for the benefit of the Collateral Agent and the Secured Parties; and

(iv) Schedules D and Schedule E to this Agreement with respect to the Pledged Companies are true and correct and complete; and without limiting the generality of the foregoing, the Pledged Equity set forth opposite such Obligor’s name on Schedule E hereto, constitutes, as of the date hereof, the number of the issued and outstanding equity interests of each Pledged Company indicated on Schedule D hereto, the percentage of each Pledged Company indicated on Schedule E hereto and the Pledged Equity constitutes all of the Equity Interests of any such Pledged Company owned by such Obligor.

(x) (i) So long as no Event of Default shall have occurred and be continuing, each applicable Obligor shall be entitled to exercise any and all voting and other rights pertaining to the Pledged Companies, as applicable, or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Transaction Documents; provided, however, that such Obligor shall not exercise or shall refrain from exercising any such right if such action or inaction could reasonably be expected to have a Material Adverse Effect on the value of the Pledged Companies or any part thereof or be inconsistent with or violate any provisions of this Agreement and the Transaction Documents.

(ii) So long as no Event of Default shall have occurred and be continuing, each applicable Obligor shall be entitled to receive all dividends, distributions and payments paid from time to time in respect of the Collateral, Equity Collateral and Pledged Companies to the extent permitted by the Transaction Documents.

(iii) So long as an Event of Default has occurred and is continuing, any and all (A) dividends and other distributions paid or payable in cash in respect of any Equity Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (B) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Equity Collateral, shall be in each case forthwith delivered to the Collateral Agent, to hold and shall, if received by an Obligor, be received in trust for the benefit of the Collateral Agent and the Secured Parties, be segregated from the other property or funds of such Obligor, and be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(iv) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the applicable Obligor all such proxies and other Instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3(x)(i) above.

(v) All dividends or other distributions which are received by an Obligor contrary to the provisions of this Section 3(x) shall be received in trust for the benefit of the Collateral Agent and the Secured Parties, shall be segregated from other funds of such Obligor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(vi) Subject to the provisions of Section 4 hereof, upon the occurrence of an Event of Default, (A) all voting and other rights of an Obligor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 3(x)(i) shall cease, and all such rights shall thereupon (unless expressly waived by the Collateral Agent) become vested in the Collateral Agent for the benefit of itself and the Secured Parties, which shall (unless expressly waived by the Collateral Agent) thereupon have the sole right to exercise such rights in accordance with Article 5 hereof, and (B) all cash dividends or other distributions payable in respect of the Pledged Companies shall be paid to the Collateral Agent, for the benefit of itself and the Secured Parties and such Obligor’s right to receive such cash payments pursuant to Sections 3(x)(ii) and 3(x)(iii) hereof shall immediately cease.

(y) Schedule F attached hereto correctly sets forth all Controlled Accounts of each Obligor as of the date hereof. Each Controlled Account is governed by an account control agreement, in form and substance satisfactory to the Collateral Agent. Each Obligor agrees that (i) upon the creation of a new Controlled Account, it will promptly enter into an account control agreement for such Controlled Account in form and substance satisfactory to the Collateral Agent, and (ii) no proceeds of any Accounts will be deposited in or at any time transferred to any Controlled Account other than a Controlled Account governed by an account control agreement in form and substance satisfactory to the Collateral Agent.

(z) Except as set forth on Schedule G attached hereto, Obligor owns no motor vehicles for which a certificate of title has been issued or for which a certificate of title is required by law and upon acquiring any such motor vehicle each Obligor shall, at the request of the Collateral Agent, cause the Collateral Agent to be noted as the first lienholder on the certificate of title.

(aa) With respect to any Intellectual Property hereafter owned or acquired which is registered or for which registration is sought, such Obligor shall promptly (in any event, within 30 days of Obligor acquiring such Intellectual Property) file, in appropriate form for recordation, an Intellectual Property Security Agreement covering such Intellectual Property with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable; provided that, the foreign equivalents of such filings shall be required only to the extent requested by Collateral Agent.

(bb) Any default in the observance or performance by such Obligor of any covenant, condition or agreement contained herein shall constitute an Event of Default to the extent provided in the Financing Agreement.

4. DUTY TO HOLD IN TRUST. Upon the occurrence of any Event of Default, the Obligors shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Financing Agreement, the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Collateral Agent on behalf of the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent on behalf of the Secured Parties (pro rata in accordance with the then outstanding principal amount of Notes held by each) for application to the satisfaction of the Obligations.

5. RIGHTS AND REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, each Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Financing Agreement and the Notes, at law and in equity, and each Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, each Secured Party shall also have the following rights and powers:

(a) The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter (with respect to leased premises, to the extent permitted by the owner thereof), with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Obligors shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Obligors’ premises or elsewhere, and make available to the Collateral Agent, without rent paid by the Collateral Agent, all of the Obligors’ respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) The Collateral Agent shall have the right to operate the business of the Obligors using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable and in accordance with all applicable laws, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Obligors or right of redemption of the Obligors, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Obligors, which are hereby waived and released.

(c) Each of the Obligors agrees that, upon the occurrence of an Event of Default, Collateral Agent shall have the absolute right to seek the immediate appointment of a receiver for all or any portion of the Collateral and/or any other real or personal property of the Obligors given as security for the payment and performance of the Obligors’ obligations under this Agreement, the Notes, the Financing Agreement and the other Transaction Documents. Such right to the appointment of a receiver for the assets of the Obligors shall exist regardless of the value of the security for the amounts due under the Notes or secured hereby or of the solvency of any party bound for the payment of such indebtedness. Obligors hereby irrevocably consent to such appointment and, upon the occurrence of an Event of Default under Section 10.1(c) or Section 10.1(d) of the Financing Agreement, waive notice of any application thereof, and agree that such appointment may be made by Collateral Agent on an ex parte basis.

6. PLEDGED EQUITY. Each Obligor recognizes that, by reason of certain prohibitions contained in the 1933 Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Equity Collateral conducted without prior registration or qualification of such Equity Collateral under the 1933 Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Equity Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the 1933 Act) and, notwithstanding such circumstances, each Obligor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Equity Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the 1933 Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Equity Collateral, upon written request, each Obligor shall and shall cause each issuer of any Equity Collateral to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Equity Collateral which may be sold by the Collateral Agent in exempt transactions under the 1933 Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.

7. GRANT OF INTELLECTUAL PROPERTY LICENSE. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Sections 5 and 8 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby (a) grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Obligor to avoid the risk of invalidation of said Trademarks, and (b) irrevocably agrees that the Collateral Agent may sell any of such Obligor’s Inventory directly to any person, including without limitation persons who have previously purchased such Obligor’s Inventory from such Obligor and in connection with any such sale or other enforcement of the Collateral owned by or licensed to such Obligor and any Inventory that is covered by any Copyright owned by or licensed to such Obligor, the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Obligor and sell such Inventory as provided herein.

8. INTELLECTUAL PROPERTY.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Obligor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Obligor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Obligor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Obligor agrees to use commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Obligor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from the Collateral Agent, each Obligor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Obligor’s right, title and interest in and to the Intellectual Property to the extent such grant, conveyance or assignment is permitted under the terms of any applicable licenses and shall execute and deliver to the Collateral Agent such documents as are reasonably necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Obligor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon (including any license proceeds under), the Intellectual Property;

(iv) within five (5) Business Days after written notice from the Collateral Agent, each Obligor shall make available to the Collateral Agent, to the extent within such Obligor’s power and authority, such personnel in such Obligor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Obligor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Obligor under or in connection with the Trademarks and Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Obligor’s actual cost, consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Collateral Agent shall have the right to notify, or upon its written request require each Obligor to notify, any obligors of an Obligor with respect to amounts due or to become due to such Obligor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Obligor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Obligor might have done; provided that:

(1) all amounts and proceeds (including checks and other instruments) received by Obligor in respect of amounts due to such Obligor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Obligor, and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9 hereof; and

(2) Obligor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Obligations shall not have become immediately due and payable, then upon the written request of any Obligor, the Collateral Agent shall promptly execute and deliver to such Obligor, at such Obligor’s sole cost and expense, such assignments or other transfer as may be reasonably necessary to reassign to such Obligor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

9. APPLICATIONS OF PROCEEDS. The proceeds of any sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, second, to the attorneys’ fees and expenses incurred by the Collateral Agent in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations to each Secured Party, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Obligor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Obligors will be liable for the deficiency, together with interest thereon, at the Default Rate, and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. To the extent permitted by applicable law, each Obligor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Collateral Agent. All proceeds hereof or payments under any of the Transaction Documents shall apply to the Secured Parties on a pro-rata basis, in accordance with the principal amount of the Notes outstanding at the time of such payment.

10. COSTS AND EXPENSES. The Obligors agree to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by any Secured Party. The Obligors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Obligors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Transaction Documents. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

11. RESPONSIBILITY FOR COLLATERAL. The Obligors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

12. SECURITY INTEREST ABSOLUTE. All rights of each Secured Party and all Obligations of the Obligors hereunder shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes, the other Transaction Documents or any other agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement, the Notes, the other Transaction Documents or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Collateral Agent to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Obligors, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of each Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Obligor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than any Secured Party, then, in any such event, the Obligors’ obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Obligor waives all right to require a Secured Party to proceed against any other person or to apply any Collateral which such Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. Each Obligor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

13. TERM OF AGREEMENT. This Agreement and the Security Interest shall terminate on the date on which all payments under the Financing Agreement and the Notes have been made in full or have been satisfied and all other Obligations (except for Unasserted Contingent Obligations) have been paid, performed or discharged in full. Upon such termination, the Collateral Agent, at the request and at the expense of the Obligors, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

14. POWER OF ATTORNEY, FURTHER ASSURANCES.

(a) Each Obligor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its respective officers, agents, successors or assigns with full power of substitution, as such Obligor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Obligor, after the occurrence of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment

(including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party, (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Obligors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral, (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral, (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral and (v) generally, to do, at the option of the Collateral Agent, and at the expense of such Obligor, at any time, or from time to time, all acts and things, including without limitation, to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with the Collateral, which the Collateral Agent deems reasonably necessary to protect, preserve and realize upon the Collateral and the Security Interest granted herein in order to effect the intent of this Agreement, the Financing Agreement and the Notes all as fully and effectually as such Obligor might or could do; and such Obligor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, each Obligor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected first priority security interest in all the Collateral under the UCC (except for the Permitted Liens).

(c) Each Obligor hereby irrevocably appoints the Collateral Agent as such Obligor’s attorney-in-fact, with full authority in the place and stead of such Obligor and in the name of such Obligor, from time to time in the Collateral Agent’s discretion, to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Obligor where permitted by law.

15. NOTICES. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Financing Agreement.

16. OTHER SECURITY. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any Secured Party’s rights and remedies hereunder.

17. LICENSED COLLATERAL. Notwithstanding any other provision contained herein or any of the other Transaction Documents, upon the occurrence of an Event of Default, each Obligor hereby agrees that with respect to any part of the Collateral which may require the consent of any third party or third parties in order for such Obligor to transfer and/or convey its interest in and to such Collateral to the Collateral Agent, as may be required in accordance herewith, such Obligor agrees to and shall use commercially reasonable efforts to obtain such consents or approvals in as expedient manner as practicable.

18. AGENCY.

(a) Appointment. The Secured Parties by their acceptance of the benefits of this Agreement, hereby designate Victory Park as the Collateral Agent to act as specified herein. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

(b) Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith or be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Obligor or any Secured Party; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein and therein.

(c) Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Principal Borrower and its subsidiaries in connection with such Secured Party’s investment in Principal Borrower, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Obligors and their subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to any Obligor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith other than representations made by the Collateral Agent related to its status as an accredited investor under federal and state securities laws, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of any Obligor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Obligors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Agreement, the Financing Agreement, the Notes or any of the other Transaction Documents.

(d) Certain Rights of the Collateral Agent. Subject to this Agreement, the Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties that are the Required Holders; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (i) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Obligors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (ii) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (A) could reasonably be expected to expose it to personal liability or (B) is contrary to this Agreement, the Transaction Documents or applicable law.

(e) Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

(f) Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Obligors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to principal outstanding amounts of the Notes held at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

(g) Resignation by the Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in this Agreement) to the Obligors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (ii) and (iii) below.

(ii) Upon any such notice of resignation, the Secured Parties, acting by the Required Holders, shall appoint a successor Collateral Agent hereunder.

(iii) If a successor Collateral Agent shall not have been so appointed within said thirty (30) day notice period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such thirty (30) day notice period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Secured Parties on demand and shall not be part of the Obligations or otherwise be reimbursable by the Obligors hereunder or under the Transaction Documents.

(iv) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

(h) Rights with Respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its Security Interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.

(i) The Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may purchase notes from, make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of lending or other business with any party and its Affiliates as though the Collateral Agent was not the Collateral Agent hereunder. With respect to any loans, purchases of notes or issuances of credit, if any, made by the Collateral Agent in its capacity as a Holder, the Collateral Agent in its capacity as a Secured Party shall have the same rights and powers under this Agreement and the other Security Documents as any other Secured Parties and may exercise the same as though it were not the Collateral Agent, and the terms “Secured Party” or “Secured Parties” shall include the Collateral Agent in its capacity as a Secured Party.

19. MISCELLANEOUS.

(a) No course of dealing between the Obligors and any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder, under the Financing Agreement, the Notes or the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of each Secured Party with respect to the Collateral, whether established hereby, under the Financing Agreement, the Notes or the other Transaction Documents or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, along with the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within Chicago, Illinois, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to the Security Documents, or any other agreement, document, or other instrument executed in connection herewith or therewith, brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

(i) OBLIGORS AND SECURED PARTIES IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT, THE FINANCING AGREEMENT, THE NOTES, OR ANY OTHER TRANSACTION DOCUMENT.

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

20. JOINDER. In the event a party becomes an Obligor (the “New Obligor”) pursuant to the Joinder Agreement, upon such execution the New Obligor shall be bound by all the terms and conditions hereof to the same extent as though such New Obligor had originally executed this Agreement. The addition of the New Obligor shall not in any manner affect the obligations of the other Obligors hereunder. Each Obligor and Secured Party acknowledges that the schedules and exhibits hereto may be amended or modified in connection with the addition of any New Obligor to reflect information relating to such New Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

OBLIGOR AND PRINCIPAL BORROWER:

UNIGENE LABORATORIES, INC.

By:	/s/ William P. Levy
Name:	Warren P. Levy
Title:	President & Chief Executive Officer

[Pledge and Security Agreement]

COLLATERAL AGENT AND SECURED PARTY:

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Manager

SECURED PARTIES:

VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	General Counsel

[Pledge and Security Agreement]

SCHEDULE A

PRINCIPAL PLACES OF BUSINESS AND OTHER

COLLATERAL LOCATIONS OF OBLIGORS

Unigene Laboratories, Inc.

1.	Chief Executive Office

81 Fulton Street

Boonton, NJ 07005

2.	Other Collateral Locations

110 Little Falls Road

Fairfield, NJ 07004

83 Fulton Street

Boonton, NJ 07005

SCHEDULE B

Recording Jurisdiction

Unigene Laboratories, Inc.—Secretary of State of Delaware

SCHEDULE C

Commercial Tort Claims

None.

SCHEDULE D

Pledged Companies

None.

SCHEDULE E

Pledged Equity

Obligor	Pledged Company	Percent of Pledged Interests	Certificate No. of Pledged Interests	Pledged Interests as % of Total Issued and Outstanding of Pledged Company
None.

SCHEDULE F

Controlled Accounts

Name and Address of Bank	Name of Entity on the Account	Account Number	Type of Account
Wachovia, 27 Bloomfield Av., North Caldwell, NJ 07006	Unigene Laboratories, Inc.	***	***
Wachovia, 27 Bloomfield Av., North Caldwell, NJ 07006	Unigene Laboratories, Inc.	***	***
Wachovia, 27 Bloomfield Av., North Caldwell, NJ 07006	Unigene Laboratories, Inc.	***	***
Wachovia, 27 Bloomfield Av., North Caldwell, NJ 07006	Unigene Laboratories, Inc.	***	***
Wachovia, 27 Bloomfield Av., North Caldwell, NJ 07006	Unigene Laboratories, Inc.	***	***
Merrill Lynch, 717 5th Avenue 7th Floor, New York, NY 10022	Unigene Laboratories, Inc.	***	***
Merrill Lynch, 717 5th Avenue 7th Floor, New York, NY 10022	Unigene Laboratories, Inc.	***	***
Merrill Lynch, 717 5th Avenue 7th Floor, New York, NY 10022	Unigene Laboratories, Inc.	***	***

SCHEDULE G

Motor Vehicles

None.

EXHIBIT A-1

CONSENT

                    , a                      (the “Pledged Company”), hereby consents and agrees to cause to be registered on its books and records the pledge of all of             ’s (“Obligor”) right, title and interest in and to the Pledged Company (as defined in that certain Security Agreement defined below). The Pledged Company acknowledges that it is familiar with that certain Pledge and Security Agreement by and among Unigene Laboratories, Inc., Victory Park Management, LLC, as Collateral Agent, and the other secured parties party thereto, dated as of September [    ], 2008 (as modified, amended, extended, restated, amended and restated or supplemented from time to time, the “Security Agreement”), and agrees that, without the need for any further consent of any other person, it will abide by all notices and instructions relating to the Pledged Company sent by the Collateral Agent. All notices to the Pledged Company should be sent to its address set forth below. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Security Agreement.

The Pledged Company agrees that all amounts which it may from time to time owe to the Obligor under its organizational documents shall, following written notice by the Collateral Agent to the Pledged Company that an Event of Default has occurred and is continuing, be paid, in immediately available funds, directly to the Collateral Agent without off-set or counterclaim for application on account of the Obligations. In the event the Collateral Agent duly demands payment from the Pledged Company pursuant to the foregoing Security Agreement and the Pledged Company shall fail to make payment thereof within 30 days thereof, the Pledged Company shall pay the Collateral Agent all costs of enforcing the Collateral Agent’s rights against the Pledged Company (including attorney’s and paralegal fees) together with interest at the rate set forth in Notes on all amounts actually found to be owing to the Collateral Agent from the date of such demand to the date of payment. Any and all payments made by the Pledged Company to the Collateral Agent in accordance with the preceding sentence shall be deemed payments to the Obligor.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Instruction to be duly signed and delivered as of the date first above written.

Pledged Company:

[Pledged Company]

By:
Name:
Title:

Address:
[ ]

Attention:	[ ]
Tel. No.	[ ]
Fax No.	[ ]
E-mail:	[ ]

With a copy to:

[                        ]

EXHIBIT A-2

PLEDGE INSTRUCTION

BY THIS PLEDGE INSTRUCTION, dated                  , 20    ,              (the “Pledgor”), hereby instructs             , a              [corporation] (the “Pledged Company”), to register a pledge in favor of Victory Park Management, LLC, as Collateral Agent (“Collateral Agent”) for itself and the Secured Parties (under and as defined in that certain Financing Agreement and Notes dated as of September [    ], 2008), of all of the Pledgor’s, right, title and interest in and to the Pledged Company, whether now owned or hereafter acquired by the Pledgor (the “Pledged Interest”).

1. PLEDGE INSTRUCTIONS. The Pledged Company is hereby instructed by the Pledgor to register all of the Pledgor’s right, title and interest in and to all of the Pledgor’s interests and/or pledged interests in the Pledged Company as subject to the Transaction Documents in favor of the Collateral Agent (in accordance with and subject to that certain Security Agreement, in the form attached hereto as Annex A) which, upon such registration, shall become the registered pledgee of the Pledged Interest with all rights incident thereto.

2. INITIAL TRANSACTION STATEMENT. The Pledged Company is further instructed by the Pledgor to promptly inform the Collateral Agent of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as Annex B, to Victory Park Management, LLC, as Collateral Agent, 227 West Monroe Street, Suite 3900, Chicago, Illinois 60606, Attention: Matthew Ray.

3. WARRANTIES OF THE PLEDGOR. The Pledgor hereby warrants that (i) the Pledgor is an appropriate person to originate this instruction and (ii) the Pledgor is entitled to effect the instruction contained herein.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Instruction to be duly signed and delivered as of the date first above written.

Pledgor:

[Pledgor]

By:
Name:
Title:

Address:
[ ]

Attention:	[ ]
Tel. No.	[ ]
Fax No.	[ ]
E-mail:	[ ]

With a copy to:

[                        ]

ANNEX B

to

Pledge Instruction

Form of Initial Transaction Statement

Victory Park Management, LLC,

as Collateral Agent,

227 West Monroe Street, Suite 3900

Chicago, Illinois 60606

Attention: Matthew Ray

On                     , 20        , the undersigned,                     , a              [corporation] (the “Pledged Company”), caused the pledge of 100% of the interests in the Pledged Company (the “Pledged Interest”) by                 , in favor of Victory Park Management, LLC, as Collateral Agent, to be registered on the books and records of the Pledged Company. Except for the terms and conditions contained in the [Bylaws] of the Pledged Company, the Pledged Company has no Liens, restrictions or adverse claims to which the Pledged Interest is or may be subject, as of the date hereof.

[Pledged Company]

By:
Name:
Title:

EXHIBIT B

UCC FINANCING STATEMENTS

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME **Unigene Laboratories, Inc.**				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS **81 Fulton Street**	CITY **Boonton**	STATE **NJ**	POSTAL CODE **07005**	COUNTRY **USA**
1d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 1e. TYPE OF ORGANIZATION **corporation**	1f. JURISDICTION OF ORGANIZATION **Delaware**	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME **Victory Park Management, LLC, as Collateral Agent**				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS **227 W. Monroe Street, Suite 3900**	CITY **Chicago**	STATE **IL**	POSTAL CODE **60606**	COUNTRY **USA**

4. This FINANCING STATEMENT covers the following collateral:

This financing statement covers all assets of the Debtor whether now existing or hereafter arising.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

File with the Delaware SOS.

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T System Online